As filed with the Securities and Exchange Commission on December 4, 2006

Registration No. 333-52600

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLS FARGO & COMPANY

(Exact name of registrant as specified in charter)

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

(Address, including zip code, of registrant’s principal executive offices)

Wells Fargo Financial Thrift and Profit Sharing Plan

(Full title of the plan)

James M. Strother

Executive Vice President and General Counsel

Wells Fargo & Company

MAC #A0149-072

633 Folsom Street

San Francisco, California 94107

(Name and address, including zip code, of agent for service)

Copies to:

Robert J. Kaukol

Senior Counsel

MAC C7300-126

Wells Fargo & Company Law Department

1700 Lincoln, 12th Floor

Denver, CO 80203

REMOVAL OF SECURITIES FROM REGISTRATION

This registration statement was previously filed by Wells Fargo & Company (the “Company”) to register 8,000,000 shares of its Common Stock, $1-2/3 par value, (as adjusted to reflect the Company’s August 11, 2006 two-for-one stock split) to be offered or sold pursuant to the Wells Fargo Financial Thrift and Profit Sharing Plan (the “Plan”) and an indeterminate amount of interests to be offered or sold pursuant to the Plan (the “Plan Participation Interests”). By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby removes from registration all of the shares of Common Stock and all of the Plan Participation Interests that remain unsold under this Registration Statement as of the date hereof. This Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such shares of Common Stock and Plan Participation Interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 4, 2006

WELLS FARGO & COMPANY

By:	/s/ Richard M. Kovacevich
Richard M. Kovacevich
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed on December 4, 2006 by the following persons in the capacities indicated:

/s/ Richard M. Kovacevich	Chairman and Chief Executive Officer
Richard M. Kovacevich	(Principal Executive Officer)

/s/ Howard I. Atkins	Senior Executive Vice President and Chief
Howard I. Atkins	Financial Officer
(Principal Financial Officer)

/s/ Richard D. Levy	Senior Vice President and Controller
Richard D. Levy	(Principal Accounting Officer)

SUSAN E. ENGEL ROBERT L. JOSS RICHARD M. KOVACEVICH RICHARD D. McCORMICK CYNTHIA H. MILLIGAN	PHILIP J. QUIGLEY DONALD B. RICE JUDITH M. RUNSTAD SUSAN G. SWENSON MICHAEL W. WRIGHT	A majority of the Board of Directors*

*	Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

/s/ Richard M. Kovacevich
Richard M. Kovacevich, Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on December 4, 2006.

WELLS FARGO FINANCIAL THRIFT AND PROFIT SHARING PLAN

By:	The Benefits Review Committee

	By:	/s/ Beth Hummels
Beth Hummels, Member

	By:	/s/ Patricia J. McFarland
Patricia J. McFarland, Member

	By:	/s/ Michael J. Matera
Michael J. Matera, Member